Exhibit 10.3

                           SALE AND PURCHASE OF SHARES
                                       in
                           NATIONS NATURAL GAS PTY LTD

                                 SALE OF SHARES
                                 --------------

THIS AGREEMENT is made on the 12th day of April 2006

BETWEEN        ERNEST GEOFFREY ALBERS
               SACROSANCT PTY LTD (ACN 065 333 860)
               NATURAL GAS CORPORATION PTY LTD (ACN 004 650 597)
               BATAVIA OIL & GAS PTY LTD (ABN 36 084 043 907)
               NATIONAL OIL & GAS PTY LTD (ABN 009 240 420)
               AUSTRALIS FINANCE PTY LTD (ABN 22 004 857 498)
               all of Level 25, 500 Collins Street, Melbourne Victoria 3000 (hereinafter collectively called "the Vendors") of the one part

AND AUSTRALIAN OIL & GAS CORPORATION (incorporated in Delaware) of 2480 North Tolemac Way, Prescott, Arizona 86305, USA (hereinafter called "the Purchaser") of the other part.

WHEREAS:
--------

1. NATIONS NATURAL GAS PTY LTD of Level 25, 500 Collins Street, Melbourne Victoria 3000 (hereinafter called "the Company") is a Company incorporated pursuant to the Corporation Act 2001 in Victoria.

2. The Company holds a 30% interest in the National Gas Consortium and is the holder of interest in each of petroleum exploration permits NT/P62, NT/P63, NT/P64 and NT/P65.

3. The Vendors holds or are entitled beneficially to an aggregate 2,000,001 Ordinary Shares fully paid in the Company which are hereinafter referred to as "the Shares"; as set out in Schedule 4 attached hereto.

4. The Purchaser has offered to purchase the Shares in return for the payment of $50,000 and for the issue of 2,100,001 shares of Common Stock in the Purchaser (hereinafter called "the Consideration") and upon the terms and conditions hereinafter appearing to be allocated between the Vendors as set out in Schedule 4.

4. The parties hereto submit to the laws of Victoria, Australia and any action taken hereunder shall be taken in the appropriate court of such jurisdiction.

5. It is a pre-condition of this agreement that an agreement for the acquisition of the remaining shares in Alpha Oil & Natural Gas Pty Ltd is entered into by the Purchaser.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:
-----------------------------------------

1. Effective from the date hereof, the Vendors shall sell to the Purchaser and the Purchaser shall purchase from the Vendors the Shares.

2. The Purchaser shall issue and deliver to the Vendors the Consideration on the Settlement Date, such consideration to be made against delivery by the Vendors to the Purchaser of executed registerable transfers of the Shares. Settlement Date shall be 14 days from the date hereof or the completion of audit of the Accounts as attached hereto, whichever is the later.



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3.   On the Settlement Date the Vendors will hand to the Purchaser

          (i) the certificates in respect of the shares hereby agreed to be sold;
          (ii) properly executed transfers to the Purchaser of the shares;
          (iii) Balance Sheet of Nations made up to 31 March 2006.

4. The parties hereto covenant each with the other or others of them that such party will sign execute and do all such further documents acts matters and things as shall be requisite or necessary for effectuating the provisions of this agreement.

5. Upon the execution hereof by the parties hereto all (if any) other prior contracts or agreements between the parties hereto in relation to or in any way affecting the matters the subject hereof shall be and become absolutely null and void and of no force or effect whatsoever.

6. The sale and purchase has taken place on the faith and basis of the financial statements (Accounts) made up to 31 March 2006 attached hereto and each of the Vendors HEREBY COVENANTS with the Purchaser that the said Accounts are drawn up in accordance with the provisions of the Corporations Act 2001, other than comparative figures and that (without limiting the generality of the foregoing) proper and adequate provision has been made in the said Accounts for all liabilities whether present or contingent and other commitments and obligations of the Company so as to give a true and correct view of the state of affairs of the Company and that no material change detrimental to the interest of the Purchaser has taken place or will take place prior to the settlement date in the position of the Company as disclosed by the said Accounts.

7. Each of the Vendors hereby covenants that it will indemnify and keep indemnified the Purchaser against all or any losses, damages, claims, demands arising out of a breach or breaches of the warranties contained in
     Schedule 1 hereof and against all debts, liabilities and penalties incurred by the Company up to and including the settlement date but not disclosed in the said Accounts and each of the Vendors further agrees to be responsible for the full amount of every such debt liability and/or penalty as and when it shall become ascertained and proved payable including any costs lawfully due in connection therewith.

8.   The Purchaser provides the Vendors with the warranties contained in
     Schedule 2 hereof.

9.   Time shall in all respects be of the essence of this agreement.

10.  In this agreement unless inconsistent with or repugnant to the context:

     (a)  The singular number shall include the plural number and vice versa;
     (b)  Reference to any particular gender shall include all other genders;
          and
     (c)  The word "person" includes "company" and vice versa.




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                                   SCHEDULE 1

                            WARRANTIES BY THE VENDORS

A)   Vendor's Warranties in Respect to the Company to the Purchaser

     Each Vendor hereby represents, warrants to and covenants with the Purchaser, with the intent that after the Settlement Date and completion of the sale and purchase of the Shares the provisions of this Clause shall remain in full force as warranties and be binding on the successors and assigns and personal representatives (as the case may be) of the Vendor, that:

     1) that to the best of the Vendor's knowledge, information and belief that the assets of the Company are in good standing and in full force and effect and that the Company is not in default in the performance of any of its material obligations under them other than as agreed or approved by the Purchaser;

     2) except as disclosed in this agreements or in the Disclosure Letter annexed hereto as Schedule 3, the assets of the Company are free from all overriding royalty interests, carried interests, net profit interests, mortgages, charges, pledges, bills of sale, liens and any other third party interests or encumbrances by whatever name called;

     3) there are no material suits, actions, claims or demands pending or threatening against the Company, or the assets of the Company and there are no circumstances which exists which may give rise to a claim against the Company or the assets of the Company;

     4) all activities conducted by the Company pursuant to the Agreements have been conducted in accordance with applicable laws, statutes, regulations, by-laws, ordinance and orders in council (including, without limitation, all environmental regulations) and that there is no outstanding breach thereof; and

     5) the financial and tax position of the Company is as disclosed to the Purchaser in the Accounts;

     6) the Accounts are drawn up in accordance with accepted Australian Accounting Standards other than comparative figures and that (without limiting the generality of the foregoing) proper and adequate provisions has been made in the said Accounts for all liabilities whether present or contingent and other commitments and obligations of the Company so as to give a true and correct view of the state of affairs of the Company and that no material change detrimental to the interest of the Purchaser has taken place or will take place prior to the Settlement Date in the position of the Company as disclosed by the said Accounts other than as agreed or approved by the Purchaser;

     7) there are no material contracts, agreements, arrangements, acknowledgments, liabilities or obligations of any description (whether actual or contingent) entered into or incurred by the Company which have not been disclosed to the Purchaser in writing prior to the date hereof and no such contracts, agreements, arrangements, acknowledgments, liabilities or obligations will be entered into or incurred prior to the Settlement Date, save and except that as disclosed to the Purchaser in the Disclosure Letter annexed hereto as
          Schedule 3.

     8) No dividends will be declared or paid by the Company prior to the Settlement Date;

     9) the statutory books and books of account records of the Company were at the 30 day of June 2005 and still are and will until the Settlement Date continue to be written up to date in a proper manner;

     10) there will not at the Settlement Date be any debentures or any borrowings outstanding to any person firm or company;



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     11)  the Company has cancelled all options previously granted and will not issue or grant any option nor will it issue any further capital or otherwise alter the structure of the share capital;

     12) other than as disclosed there are no subsisting agreements or contracts exist between the Company and any present or past members of the staff or directors of the Company for employment by the Company or for services to be provided for the Company;

     13) all statutory returns particulars resolutions and other documents require to be filed or delivered on behalf of the Company have been correctly and properly made up and filed or delivered within the appropriate periods prescribed;

     14) the Company is not engaged in any litigation or arbitration proceedings as plaintiff or defendant and that there are no such proceedings pending or threatened either by or against the Company and that there are no facts known to Vendor which are likely to give rise to any litigation or arbitration not is there any dispute with any taxation authority in relation to the affairs of the Company;

     15) all payroll tax, receipt duty , sales tax, land tax, local authority, and water rates due and payable or which may become due and payable up to and including the Settlement Date have been paid or provided by the Company and that Vendor will indemnify the Purchaser for and pay and discharge any amount which the Company may be called upon to pay in respect of any assessment, re-assessment, amended assessment, default assessment, penalty, fine or other imposition now or hereafter raised against inflicted or levied on the Company in respect of such contributions rates or taxes;

     16) all income tax and other returns required by all applicable laws have been duly lodged by the Company and the Company has made to the relevant taxation authorities a full and true disclosure of all the material things required for the assessment of the Company;

     17) no petitions for winding up the Company have been presented and no orders have been made or effective resolutions passed for the winding up of the Company nor proceedings instituted or a meeting called with a view to obtaining any such orders or to pass any such resolutions;

     18) no receiver of the undertakings or assets of the Company or any part thereof has been appointed nor have any judgements been obtained against the Company or any execution or process of any Court or other authority sued out against or levied or enforced upon the Company or its assets or any part thereof;

     19) no person has any option to acquire any of the unissued shares of the Company;

     20) no person has any charge or other security over any of the unissued shares in the Company;

     21) the Shares will at the Settlement Date be entirely free and unencumbered and will not be subject to any liens charges or other encumbrances whatsoever or subject to any claim or right of any person firm or Company whatsoever other than the registered holder;

     22) there are no dividends or distributions declared in favour of any shareholder and unpaid and that there are no emoluments or other advantages granted in favour of any member or director of the Company unpaid;

     23) there are no wages holiday pay or long service leave entitlements due and unpaid up to and including the Settlement Date and that no claim with respect thereto will be made against the Company thereafter.


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                                   SCHEDULE 2

                             Purchaser's Warranties

1.   Litigation and Outstanding Undertakings, Preservation of Rights

To the best of the Purchaser's knowledge, information and belief:

(1)  the Purchaser in respect of its business and operations:

     (a) has no unsatisfied fines, judgments or awards outstanding against it and is not party to any undertaking or assurance given to any court, arbitrator or government agency or tribunal which is still in force; and

     (b) is not engaged in or threatened with prosecution, litigation or arbitration;

(2) there are no facts or circumstances which are likely to lead to prosecution, litigation or arbitration involving the assets or business of the Purchaser;

(3) the Purchaser in respect of its business and operations, is not involved in any proceeding before or investigation by any governmental or statutory appointee, agency, tribunal, committee or board of enquiry and no such proceeding or investigation is pending or threatened;

(4) the Purchaser has full power and has obtained all necessary consents of all persons and authorities to own, operate and lease it assets and to conduct its business and operations;

(5) the Purchaser has the legal right and power without obtaining the consent of any person or authority (other than as specifically referred to in this Agreement) to enter into this Agreement;

(6) the beneficial ownership of the Shares will, on Settlement Date, vest in the Purchaser free from all Encumbrances;

(7) the Purchaser is not an externally-administered body corporate under the Corporations Law and steps have not been taken by any person towards making the Purchaser an externally-administered body corporate;

(8) a controller (as defined in the Corporation Act) has not been appointed of any of the property of the Purchaser or any steps taken for the appointment of such a person; and

(9) the Purchaser has not been served with a demand under the Corporations Act which it is taken.

2.   Financial Matters

To the best of the Purchaser's knowledge, information and belief:

(1) the business records of the Purchaser have been properly and accurately prepared in accordance with usual accounting concepts and practices;

(2) the most recent balance sheet and profit and loss account of the Purchaser made up to 30 June 2005 (Balance Date) in all material respects:

     (a) present a true and fair view of the profit or loss of the business and operations of the Purchaser for the accounting period expiring on the Balance Date and the state of affairs of the business and operations of the Purchaser at the Balance Date;


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     (b)  accurately disclose the assets and liabilities of the Purchaser in respect of the business and operations of the Purchaser at the Balance Date; and

     (c)  are not affected by any unusual or non-recurring item;

(3) no material change detrimental to the interests of the Vendor has taken place in the financial position or business affairs of the Purchaser or the business or operations of the Purchaser;

(4) the Purchaser has not, since the Balance Date, acquired any assets in respect of the business or operations of the Purchaser other than in the ordinary course of business; and

(5) the Purchaser does not in respect of its business and operations have any debts or liabilities other than those debts and liabilities disclosed at the Balance Date.

3.   Statutory Returns

To the best of the Purchaser's knowledge, information and belief:

(1) the Purchaser has completed and lodged all returns and statements required to be lodged by law with any agency, department, authority or commission and the returns and statements so lodged were true and correct in every respect; and

(2) the books, records and registers of the Purchaser in respect of its business and operations have been kept in accordance with all statutory requirements.

4.   Employment

To the best of the Purchaser's knowledge, information and belief:

(1) there are no existing, pending or threatened industrial disputes, whether between any trade union and the Purchaser or not, relevant to the conduct of its business and operations and the Purchaser is not aware of any claims or other facts or circumstances which may result in an industrial dispute and the Purchaser has no undisclosed agreements with any trade union; and

(2) there are no claims for compensation or reinstatement as a consequence of termination of employment.

5.   Contracts

To the best of the Purchaser's knowledge, information and belief:

(1) the Purchaser has not received notice of termination, rescission, avoidance or repudiation of any contract material to the business and operations of the Purchaser;

(2) the Purchaser has the power and is entitled to accept Transfer of the Shares to be transferred to the Purchaser under this Agreement; and

(3) there is no offer, tender or quotation given or made by the Purchaser in respect of its business and operations, other than in the ordinary course of business, and still outstanding capable of giving rise to a contract by unilateral act of a third party.

6.   General

To the best of the Purchaser's knowledge information and believe that:


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(1)  it has full power and authority to enter into this Agreement, and all necessary corporate action required for it to enter into this Agreement and to be bound by its terms and conditions has been effectively taken;

(2) entry into this Agreement will constitute a legal, valid and binding agreement enforceable against Purchaser in accordance with its terms;

(3) subject to the terms of the Agreement, the entry into this Agreement and performance of its terms and conditions by Purchaser does not contravene any law applicable to it nor any judgement or contract binding on it;

(4)  it is legally entitled to issue the Consideration.







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                                   SCHEDULE 3

                            VENDORS DISCLOSURE LETTER

Abbreviations used in this letter shall have the same meaning as given in the Agreement to which this letter is attached.

              TO THE DIRECTORS OF AUSTRALIAN OIL & GAS CORPORATION
              ----------------------------------------------------

Each of the Vendors are selling all of their holding of shares in Nations Natural Gas Pty Ltd ("Nations") on the basis of the financials annexed hereto. The acquisition of Nations is to be completed on the basis that all other net assets of Nations, other than Permits and information and knowledge associated with them being distributed as the directors of Nations shall have decided prior to this Agreement in satisfaction of certain obligations of Nations. Any non permit-associated liabilities are to be discharged prior to settlement

It is understood that the acquisition of the remaining shares in Nations is being made by AOGC in order to cost effectively acquire a 20% interest in the permits of the National Gas Consortium, being permits NT/P62, NT/P63, NT/P64 and NT/P65. All past and accumulated outstanding liabilities of Nations associated with tenement acquisition, exploration and maintenance of the permits shall be assumed by AOGC, such that it has been specifically agreed that the transferors of shares in Nations or Nations itself shall not be obliged to discharge these liabilities.

The Vendors, being the selling shareholders of Nations (other than Alpha Oil & Natural Gas Pty Ltd and Hawkestone Oil Pty Ltd) shall, upon satisfaction of all conditions, be entitled to receive a consideration to be satisfied by the issue of 2,100,001 shares in AOGC and the payment of $50,000.

Liabilities of Nations other than those associated with the permits (see above), such as trade creditors, and amounts owing to directors and officers, shall have been dealt with by Nations prior to this Agreement to the satisfaction of each of AOGC, Nations and such creditors/optionholders. Completion of this transaction shall signify AOGC's complete satisfaction with all arrangements made and of the amounts remaining outstanding to creditors by Nations.

Securities (if any) held by Nations as trustee shall either be transferred to the beneficiaries or shall, at the election of the beneficiaries, continue to be held by Nations as trustee for the beneficiaries or shall be transferred to new trustees, as may be directed by the beneficiaries.

Nations and the other members of the National Gas Consortium have applied for a two-year suspension and extension for each of NT/P62, NT/P63, NT/P64 and NT/P65 and have been granted an extension for one-year (NT/P62, 63 and 64) or part of a year (NT/P65).



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                                   SCHEDULE 4


                     VENDORS AND ALLOCATION OF CONSIDERATION



                    VENDOR        NO. OF SHARES IN     NO. OF SHARES
                                           NATIONS           IN AOGC         $
-------------------------------   ----------------     -------------   -------
Ernest Geoffrey Albers                     300,001           315,001     7,500

Sacrosanct Pty Ltd                         300,000           315,000     7,500

Natural Gas Corporation Pty Ltd            100,000           100,000     2,500

Batavia Oil & Gas Pty Ltd                  100,000           100,000     2,500

National Oil & Gas Pty Ltd               1,100,000         1,150,000    27,500

Australis Finance Pty Ltd                  100,000           120,000     2,500
                                       -----------        ----------   -------
                                         2,000,001         2,100,001    50,000






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SIGNED for and on behalf of AUSTRALIS FINANCE PTY LTD

by /s/ ERNEST GEOFFREY ALBERS its Managing Director and authorised officer in the presence of:

/s/ FILIPPINA PERUGINI    Witness



SIGNED for and on behalf of NATURAL GAS CORPORATION PTY LTD

by /s/ ERNEST GEOFFREY ALBERS its Managing Director and authorised officer in the presence of:

/s/ FILIPPINA PERUGINI    Witness



SIGNED for and on behalf of BATAVIA OIL & GAS PTY LTD

by /s/ ERNEST GEOFFREY ALBERS its Managing Director and authorised officer in the presence of:

/s/ FILIPPINA PERUGINI    Witness



SIGNED for and on behalf of NATIONAL OIL & GAS PTY LTD

by /s/ ERNEST GEOFFREY ALBERS its Managing Director and authorised officer in the presence of:

/s/ FILIPPINA PERUGINI    Witness




SIGNED for and on behalf of SACROSANCT PTY LTD

by /s/ ERNEST GEOFFREY ALBERS its Managing Director and authorised officer in the presence of:

/s/ FILIPPINA PERUGINI    Witness




SIGNED for and on behalf of AUSTRALIAN OIL & GAS CORPORATION by /s/ MARK A MUZZIN a Director and authorised officer in the presence of:

/s/ FILIPPINA PERUGINI    Witness



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